                                                                     EXHIBIT 4.1

                                   DDi CORP.

                            STOCKHOLDERS AGREEMENT

     The Amended and Restated Stockholders Agreement (the "1998 Agreement") made
                                                           --------------
as of July 23, 1998 by and among:

     (i) DDi Corp., a California corporation, f/k/a Details Holdings Corp. and Details, Inc. (including its successor corporation following the Merger (defined below), the "Company");
                                         -------

     (ii) each of Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P., RGIP, LLC (collectively, the "Investors");
                 ---------

     (iii) DI Investors, L.L.C., Chase Manhattan Capital, L.P., PMI Mezzanine Fund, LP, Celerity Dynamo, L.L.C., Celerity Details, L.L.C., Celerity Liquids, L.L.C., KB Mezzanine Fund II, L.P., Indosuez DCI Partners and Churchill ESOP Capital Partners (together with such others who shall become party to this Agreement as an Other Investor, the "Other Investors");
                           ---------------

     (iv) The holders, from time to time, of the Lender Warrants (together with such others who acquire Lender Shares, the "Lenders");
                                                             -------

     (v) Charles D. Dimick, Bruce McMaster, Lee Muse, John Peters, Terry Wright, Joseph P. Gisch, Kathleen M. Gisch, Eric Naroian and Thomas
            P. Caldwell (together with such others who shall become party to this Agreement as a Manager, the "Managers"); and
                                              --------

     (vi) Bob Barante, Jorge Hernandez, Steve Garcia, Mihaela Ioana Dotiu, Jerry Neidhart, Anil Verma, Paul Balius, Ricki Blain, Joe Gardeski, Paul Walker, Ken Phillips, Armando Tongko, Michael Mosian, Tom Ingham, Ron Jaech, Larry Peiper, Gary Sullivan, Ronald Ryno, Jeffrey Ryno, Vernon Morgan and Dick Galatian (together with such others who shall become party to this Agreement as an Employee, the "Employees"
                                                                      ---------
            and together with the Investors, the Other Investors, the Lenders and the Managers, the "Stockholders"),
                                   ------------

is hereby amended and restated in its entirety pursuant to Section 12.2 of the 1998 Agreement by written agreement of the Majority Investors, the Majority Other Holders, the Majority Managers and the Majority Lenders (as each term is defined in the 1998 Agreement) in the form of this Stockholders Agreement (the 1998 Agreement as amended and restated hereby is referred to herein as the "Agreement") as of March 31, 2000 to read as follows:
----------
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                                   Recitals
                                   --------

     1. The Company (i) has filed a registration statement on Form S-1 with the Commission (as defined herein); (ii) intends to merge with and into DDi Corp., a Delaware corporation, in which merger (the "Merger") the holders of the
                                                     ------
outstanding Common Stock of DDi Corp., a California corporation, will receive shares of common stock, par value $.01 (the "Delaware Common Stock") of DDi
                                             ---------------------
Corp., a Delaware corporation, as merger consideration; and (iii) intends to effect an Initial Public Offering of Delaware Common Stock.

     2. The parties desire to amend and restate the 1998 Agreement prior to the Merger and the effectiveness of such Initial Public Offering.

     3. Pursuant to the terms of a Share Purchase Agreement dated March 22, 2000, the Company intends to acquire the capital stock of MCM Electronics, Ltd. "MCM") and, in connection, with such acquisition, the Beneficial Owners and
 ---
Natwest Nominees (each as defined in such Share Purchase Agreement, and for purposes of this agreement the "NatWest Investors") and all other record and/or
                                -----------------
beneficial holders of MCM capital stock ("MCM Managers") will acquire Delaware
                                          ------------
Common Stock in consideration of their interests in the capital stock of MCM.

     4. It is a condition to the closing of the acquisition of MCM that the NatWest Investors execute a counterpart signature page to this Agreement as "Other Investors" and that MCM Managers execute a counterpart signature page to this Agreement as "Managers."

                                   Agreement
                                   ---------

     Therefore, the parties hereto hereby agree as follows:

1.   EFFECTIVENESS; DEFINITIONS.

     1.1. Effectiveness.  This Agreement shall become effective upon the closing
          -------------
of the Initial Public Offering.

     1.2. Definitions.  Certain terms are used in this Agreement as specifically
          -----------
defined herein. These definitions are set forth or referred to in Section 13 hereof.

2    [RESERVED].

3.   [RESERVED].

4.   [RESERVED].

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5.   [RESERVED]

6.   [RESERVED]

7.   [RESERVED]

8. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of their respective subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

     8.1. Demand Registration Rights for Investor Shares.
          ----------------------------------------------

            8.1.1.  General.  One or more holders of Investor Shares
                    -------
representing at least 25% of the total amount of Investor Shares then outstanding ("Initiating Investors"), by notice to the Company specifying the
              --------------------
intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors (for purposes of this Agreement, "Registrable Investor Securities" shall mean
                                  -------------------------------
Registrable Securities constituting Investor Shares). The Company will then use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 8.3 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided,
                                                                --------
however, that the Company shall not be obligated to take any action to effect
-------
any such registration pursuant to this Section 8.1.1:

                    (a) Within 180 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans);

                    (b)  (i) On any form other than Form S-3 (or any successor form) if the Company has previously effected five or more registrations of Registrable Securities under this Section 8.1.1 on any form other than Form S-3 (or any successor form); provided, however, that no registrations of Registrable
               --------  -------
               Securities which shall not have become and remained effective in accordance with the provisions of this Section 8, and no registrations of Registrable Securities pursuant to which the

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               Initiating Investors and all other holders of Registrable
               Investor Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (b);

                    (c) If the Company shall have furnished to the Initiating Investors and such other holders of Registrable Securities which the Company has been requested to register pursuant to this
               Section 8.1.1 a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed at the date filing would have been required, in which case the Company shall have an additional period of not more than 60 days within which to file such Registration Statement; provided, however,
                                                          --------  -------
               that the Company shall not so postpone a registration pursuant to this clause (c) more than once in any twelve month period;

                    (d) On any form other than Form S-3 (or any successor form), if the anticipated aggregate offering price to the public of the Registrable Securities to be included in the registration by all holders is less than $5,000,000; or

                    (e) After five years after the closing of the Initial Public Offering.

               8.1.1.1.  Form.  Except as otherwise provided above, each
                         ----
     registration requested pursuant to this Section 8.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Investor Securities to be included in the proposed registration statement in question (the "Majority Participating Investors").
                    --------------------------------

     8.1.2.    Payment of Expenses.  The Company shall pay all reasonable
               -------------------
expenses of holders of Investor Shares incurred in connection with each registration of Registrable Securities requested pursuant to this Section 8.1, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

     8.1.3.    Additional Procedures.  In the case of a registration pursuant to
               ---------------------
Section 8.1 hereof, whenever the Majority Participating Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Company

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shall include such information in the written notices to holders of Registrable
Securities referred to in Section 8.3. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 8.1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Investors and such holder) to the extent provided herein. If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.

8.2. DI Investors Demand Registration Rights.
     ---------------------------------------

       8.2.1.  General.   To the extent DI Investors, L.L.C. or its Affiliates
               -------
hold at least 50% of the Shares issued to them by the Company in connection with the consummation of the Recapitalization Agreement, DI Investors, L.L.C. or such Affiliate ("Initiating Other Investors"), by notice to the Company specifying
            --------------------------
the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Other Investors (for purposes of this Agreement, "Registrable Other Securities" shall
                                            ----------------------------
mean Registrable Securities constituting Other Shares). The Company will then use its reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Other Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section
8.3 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to take any action to
--------  -------
effect any such registration pursuant to this Section 8.2.1:

          (a) If the Company has previously effected two registrations of Registrable Securities under this Section 8.2.1; provided, however, that no
                                                      --------  -------
     registrations of Registrable Securities which either (i) shall not have become and remained effective in accordance with the provisions of this
     Section 8 or (ii) shall not have enabled the Initiating Other Investors to include in such registration at least 90% of the Registrable Securities which they desired to include shall be included in the calculation of the number of registrations contemplated by this clause (a);

          (b) Prior to the 360th day following the closing of the Initial Public Offering;

          (c) Within 180 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a registration on Form S-4 relating solely to a Rule 145 Transaction, or a registration relating solely to employee benefit plans);

          (d) If the Company shall have furnished to the Initiating Other Investors and such other holders of Registrable Securities which the Company has been requested to register pursuant to this Section 8.2.1 a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed at the date filing would have been required, in which case the Company shall have an additional period of not more than 60 days within which to file such Registration Statement; provided, however, that the Company shall not
                                  --------  -------
     so postpone a registration pursuant to this clause (d) more than once in any twelve month period;

          (e)  On any form other than Form S-3 (or any successor form); or

          (f)  After five years after the closing of the Initial Public
     Offering.

          8.2.1.1.  Form.  Each registration requested pursuant to this Section
                    ----
     8.2.1 shall be effected by the filing of a registration statement on Form S-3 (or any successor form).

     8.2.2.    Payment of Expenses.   The Company shall pay all reasonable
               -------------------
expenses of holders of Other Shares incurred in connection with each registration of Registrable Securities requested pursuant to this Section 8.2, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

     8.2.3.    Additional Procedures.  In the case of a registration pursuant to
               ---------------------
Section 8.2 hereof, whenever the Initiating Other Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 8.3. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 8.2 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Other Investors and such holder) to the extent provided herein. If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.

8.2A Demand Registration Rights for NatWest Investors and MCM Managers.
     -----------------------------------------------------------------

     8.2A.1.   General.  At any time between the 180th and 360th day following
               -------
the effective date of the Initial Public Offering, NatWest Investors holding a majority of the Registrable Securities originally issued to the NatWest Investors by the Company, by notice to the Company (with a copy to the Investors), specifying the intended method or methods of disposition and certifying that they have a bona fide intention to sell the number of Registrable Securities to be so registered, may request that the Company effect the registration under the Securities Act for a Public Offering of up to 50% of the Registrable Securities held by the NatWest Investors. Upon receipt of such notice, the Company will give notice to the MCM Managers of the receipt of such notice. Any such MCM Manager, by written response delivered to the Company within 20 days after the effectiveness of such notice, which response shall include a certification by such MCM Manager of his bona fide intention to sell the number of his Registrable Securities to be so registered, may request that up to 44.44% of the Registrable Securities held by such MCM Manager be included in such registration. The Company will then use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register pursuant to this Section 8.2A.1 by the NatWest Investors and the MCM Managers, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not take any action to effect any such
--------  -------
registration pursuant to this Section 8.2A.1:

               (a) Following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company in connection with which the NatWest Investors have the right to include at least 50% of their Registrable Securities and the MCM Managers have the right to include at least 44.44% of their Registrable Securities pursuant to Section 8.3;

               (b) During any period during which the Company or the Initiating Investors are actively planning an underwritten offering of securities of the Company in connection with which the NatWest Investors and the MCM Managers would have the right to include Registrable Securities pursuant to Section 8.3; or

               (c) If the Company shall have furnished to the NatWest Investors a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed at the date filing would have been required, in which case the Company shall have an additional period of not more than 60 days within which to file such Registration Statement.

     8.2A.2.   Payment of Expenses.  The Company shall pay all reasonable
               -------------------
expenses of the NatWest Investors incurred in connection with each registration of Registrable Securities requested pursuant to this Section 8.2A, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

     8.2A.3.   No Underwritten Offering.  Any registration pursuant to Section
               ------------------------
8.2A.1 hereof may not be effected pursuant to an underwritten offering.

     8.2A.4.   No Piggyback Rights.  Notwithstanding the provisions of Section
               -------------------
8.3.1.1, except as provided in Section 8.2A.1, no holder of Registrable Securities shall have the right to have any such Registrable Securities included in a registration requested pursuant to Section 8.2A.1.

     8.2A.5.   Black-out Period.  Notwithstanding the provisions of Section
               ----------------
8.4.2, at any time during the 60 days during which a registration statement filed pursuant to this Section 8.2A is required to be kept effective, if the Company furnishes to the NatWest Investors and the MCM Managers a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its shareholders for the effectiveness of such registration statement to be maintained, the NatWest Investors and the MCM Managers shall not Transfer any Common Stock for a period of up to 30 days as determined by the Company. The 60 day period referenced in Section 8.4.2 shall be extended by the number of days during which the NatWest Investors and the MCM Managers are prohibited from Transferring Common Stock pursuant to this Section, however in no case shall the Company be required to maintain the effectiveness of a registration statement filed pursuant to this Section 8.2A after 360 days from the effective date of the Initial Public Offering.

8.3. Piggyback Registration Rights.
     -----------------------------

     8.3.1.    Piggyback Registration.
               ----------------------

               8.3.1.1.  General.  Each time the Company proposes to register
                         -------
any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account or for the account of any holder of its shares of Common Stock, for sale in a Public Offering, the Company will give notice to all holders of shares of Common Stock of its intention to do so. Any such holder may, by written response delivered to the Company within 20 days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Common Stock which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 8.3 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to
Section 8.1 hereof.

          8.3.1.2.  Excluded Transactions.  The Company shall not be obligated
                    ---------------------
to effect any registration of Registrable Securities under this Section 8.3 incidental to the registration of any of its securities in connection with:

               (a) Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

               (b) Any Public Offering relating to the acquisition or merger after the date of the Original Agreement by the Company or any of its subsidiaries of or with any other businesses; or

               (c) Any Public Offering initiated by the NatWest Investors pursuant to Section 8.2A.1.

     8.3.2.    Payment of Expenses.  The Company shall pay all reasonable
               -------------------
expenses of holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 8.3, other than underwriting discount and commission, if any, and applicable stamp or transfer taxes, if any; provided, however, that the Company shall not be
                        --------  -------
required to pay in respect of the fees and expenses of any attorneys or other advisers retained by such holders more than an aggregate for all such holders of $25,000 in the case of each such registration.

     8.3.3.    Additional Procedures.  Holders of Shares participating in any
               ---------------------
Public Offering pursuant to this Section 8.3 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including customary selling stockholder indemnifications and "lock-up" agreements) on the part of, the Company and any other selling shareholders to and for the benefit of the underwriters in such underwriting agreement; provided, however, that (i) with respect to individual representations,
--------  -------
warranties and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder's net proceeds from such offering and (ii) with respect to all other representations, warranties and agreements of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (a) such holder's pro rata portion of any such liability, in accordance with such holder's portion of the total number of Shares included in the offering or (b) such holder's net proceeds from such offering.

8.4. Certain Other Provisions.
     ------------------------

     8.4.1.    Underwriter's Cutback.  In connection with any registration of
               ---------------------
shares in an underwritten offering, the underwriter may determine that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 8 and subject to the terms of this Section 8.4.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 8.4.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded; and, if a limitation on the number of shares is still required, the number of Registrable Securities that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which each such holder requested be registered in such registration. For purposes of any underwriter cutback, all Registrable Securities held by any holder of Registrable

Securities which is a partnership, corporation or limited liability company shall also include any Registrable Securities held by the partners, retired partners, shareholders, members or affiliated entities of such holder, or the estates and family members of any such partners, retired partners and members and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

     8.4.2.    Other Actions.  If and in each case when the Company is required
               -------------
to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 8, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation: (i) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective, (ii) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 270 days (or 60 days in the case of a registration statement filed pursuant to Section 8.2A) from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (iii) use its best efforts to register or qualify such Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as the sellers shall reasonably request; provided, however, that
                                                       --------  -------
the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; and
(iv) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration.

     8.4.3.    Selection of Underwriters and Counsel.  The underwriters and
               -------------------------------------
legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of an offering following a request therefor under Section 8.1.1, the Initiating Investors.

     8.4.4.    Lock-Up.  Without the prior written consent of the underwriters
               -------
managing the IPO, for a period beginning seven days immediately preceding and ending on the 180th day following the effective date of the registration statement used in connection with such offering, no holder of Shares (whether or not a selling shareholder pursuant to such registration statement) shall Transfer any Common Stock except pursuant to such registration statement or to a Permitted Transferee in accordance with the terms of this Agreement. In the case of any Public Offering that is not the IPO or effected pursuant to Section 8.2A, each holder of Shares agrees to enter into a reasonable form of agreement, approved by the Company, restricting the Transfer of any Common Stock for up to 90 days following the effective date of the registration statement used in connection with such offering if the underwriters managing such Public Offering demand such an agreement.

     8.5. Indemnification and Contribution.
          --------------------------------

     8.5.1.    Indemnities of the Company.  In the event of any registration of
               --------------------------
any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 8 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby do, and will cause each of their respective subsidiaries, jointly and severally to, indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a "Covered
                                                                     -------
Person"), against any losses, claims, damages or liabilities, joint or several,
------
to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its
            --------  -------
subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 8.5.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

     8.5.2.    Indemnities to the Company.  The Company and any of its
               --------------------------
subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 8, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including, without limitation, reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

     8.5.3.  Indemnification Procedures.  Promptly after receipt by a Person
             --------------------------
entitled to indemnification pursuant to the foregoing provisions of this Section
8.5 (an "Indemnitee") of notice of the commencement of any action or proceeding
         ----------
involving a claim of the type referred to in the foregoing provisions of this
Section 8.5, such Indemnitee will, if a claim in respect thereof is to be made by such Indemnitee against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however,
                                                            --------  -------
that the failure of any Indemnitee to give notice to such indemnifying party as provided herein shall not relieve any indemnifying party of its obligations under the foregoing provisions of this Section 8.5, except and solely to the extent that such indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnitee, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee (who shall not, except with the consent of the Indemnitee, be counsel to such an indemnifying party), and after notice from an indemnifying party to such Indemnitee of its election so to assume the defense thereof, such indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that (i) if the Indemnitee reasonably determines
         --------  -------
that there may be a conflict between the positions of such indemnifying party and the Indemnitee in conducting the defense of such action or if the Indemnitee reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then counsel for the Indemnitee shall conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnitee and such indemnifying party shall employ separate counsel for its own defense, (ii) in any event, the Indemnitee shall be entitled to have counsel chosen by such Indemnitee participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses incurred in connection with the conduct of, and the participation in, the defense as referred to in clauses (i) and (ii) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such Indemnitee in connection with the defense of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liabilities in respect of such claim or litigation.

     8.5.4.  Contribution.  If the indemnification provided for in Sections
             ------------
8.5.1 or 8.5.2 hereof is unavailable to a party that would have been an Indemnitee under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 8.5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8.5.4 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          8.5.5.  Limitation on Liability of Holders of Registrable Securities.
                  ------------------------------------------------------------
     The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 8.5 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

9. TRANSFERS TO OTHER HOLDERS. Shares Transferred by a holder of Shares to another holder of Shares under this Agreement shall be deemed for all purposes hereof to be Investor Shares, Other Shares, Management Shares or Employee Shares hereunder, as the case may be, of like kind with the other Shares held by such acquiring holder.

10.  REMEDIES.

     10.1.   Generally.  The Company and each holder of Shares shall have all
             ---------
remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

       10.2. [RESERVED]
             ----------

11.    LEGENDS.

       11.1. [Reserved].
             ----------

       11.2. 1933 Act Legends.  Each certificate representing Shares shall have
             ----------------
the following legend endorsed conspicuously thereupon:

             The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

     11.3.   Stop Transfer Instruction.  The Company will instruct any transfer
             -------------------------
agent not to register the Transfer of any Shares until the conditions specified in the foregoing legend is satisfied.

     11.     Termination of Certain Restrictions.  The legend set forth in
             -----------------------------------
Section 11.2 shall cease to be required as to any particular Shares (i) when, in the opinion of Ropes & Gray, or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (i) such restrictions shall cease and terminate as to any Shares or
(ii) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 11.2 hereof.

12.  AMENDMENT, TERMINATION, ETC.

     12.1.   Oral Modifications.  This Agreement may not be orally amended,
             ------------------
modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

     12.2.   Written Modifications.  This Agreement may be amended, modified,
             ---------------------
extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Investors; provided, however, that
                                                       --------  -------
(a) the consent of the Majority

Other Holders shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights or obligations of the holders of Other Shares as such under this Agreement, (b) the consent of the Majority Managers shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights or obligations of the holders of Management Shares as such under this Agreement, (c) the consent of the Majority Employees shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on rights or obligations of the holders of Employee Shares as such under this Agreement (d) the consent of holders of a majority of the Shares originally issued to the NatWest Investors and the MCM Managers shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on their rights or obligations under Section 8.2A of this Agreement and (e) the consent of the Majority Lenders shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights or obligations of the holders of Lender Shares as such under this Agreement. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

     12.3.   Termination.  No termination under this Agreement shall relieve any
             -----------
Person of liability for breach prior to termination.

     12.4.   Additional Parties.  In appropriate circumstances, the Company may
             ------------------
require certain other Persons to which Common Stock is issued to execute counterparts hereto to become bound hereby. Such counterparts shall indicate the designation of Shares issued to such Persons.

13.  DEFINITIONS.  For purposes of this Agreement:

     13.1.   Certain Matters of Construction.  In addition to the definitions
             -------------------------------
referred to or set forth below in this Section 13:

             (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

             (b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined;

             (c) The masculine, feminine and neuter genders shall each include the other; and

            (d) References to the date hereof shall be deemed to be references to the date of the Original Agreement.

     13.2.  Definitions. The following terms shall have the following meanings:
            -----------

            "Affiliate"  shall mean, with respect to any specified Person, any
             ---------
     other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

            "Agreement" shall have the meaning set forth in the Preamble.
             ---------

            "Board" shall mean the board of directors of the Company.
             -----

            "Class A Stock" shall mean the Class A common stock, par value $.01,
             -------------
     of the Company prior to the Merger.

            "Class L Stock" shall mean the Class L common stock, par value $.01,
             -------------
     of the Company prior to the Merger.

            "Commission" shall mean the Securities and Exchange Commission.
             ----------

            "Common Stock" shall mean the Class A Stock, the Class L Stock and
             ------------
     the Delaware Common Stock.

            "Company" shall have the meaning set forth in the Preamble.
             -------

            "Convertible Securities" shall mean any evidence of indebtedness,
             ----------------------
     shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

            "Covered Person" shall have the meaning set forth in Section 8.5.1.
             --------------

             "Delaware Common Stock" shall have the meaning set forth in the
              ---------------------
     Recitals.

             "Employee Shares" shall mean (i) all shares of Common Stock (other
              ---------------
     than shares of Restricted Common Stock or Common Stock issued pursuant to the exercise of any Option) originally issued to, or issued with respect to shares originally issued to, or held by, an Employee, whenever issued and
     (ii) for all purposes of this Agreement, all Options (treating such Options as a number of Shares equal to the number of Equivalent Shares represented by such Options), all shares of Common Stock issued pursuant to the exercise of any Option and all shares of Restricted Common Stock originally granted or issued to, or issued with respect to shares or options originally issued to, or held by, an Employee, whenever issued.

          "Employees" shall have the meaning set forth in the Recitals.
           ---------

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as in
           ------------
     effect from time to time.

          "Indemnitee" shall have the meaning set forth in Section 8.5.3.
           ----------

          "Independent Investment Banking Firm" shall mean a nationally
           -----------------------------------
     recognized investment banking firm selected by the Board which does not hold any equity interest in the Company or in any shareholder of the Company and which is not employed by either the Company or the Investor at the time the applicable fairness opinion is furnished (other than employment for the purpose of providing such fairness opinion).

          "Initial Public Offering" means the initial Public Offering registered
           -----------------------
     on Form S-1 (or any successor form under the Securities Act).

          "Initiating Investors" shall have the meaning set forth in Section
           --------------------
     8.1.1.

          "Initiating Other Investors" shall have the meaning set forth in
           --------------------------
     Section 8.2.1.

          "Investor Shares" shall mean (i) all shares of Common Stock (other
           ---------------
     than shares of Common Stock issued pursuant to the exercise of any Option) originally issued to, or issued with respect to shares originally issued to, or held by, any Investor, whenever issued and (ii) for all purposes of this Agreement, all Options (treating such Options as a number of Shares equal to the number of Equivalent Shares represented by such Options) and all shares of Common Stock issued pursuant to the exercise of any Option originally granted or issued to, or issued with respect to shares or options originally issued to, or held by, an Investor, whenever issued.

          "Investors" shall have the meaning set forth in the Preamble.
           ---------

          "Lender Shares" shall mean (i) all shares of Common Stock issued
           -------------
     pursuant to the exercise of any Lender Warrant or other Option originally granted or issued to, or issued with respect to shares or options originally issued to, or held by, a Lender, whenever issued.

          "Lender Warrants" shall mean the warrants issued under the Warrant
           ---------------
     Agreements to acquire Common Stock.

          "Lenders" shall have the meaning set forth in the Preamble.
           -------

          "Majority Employees" shall mean, as of any date, the holders of a
           ------------------
     majority of the Employee Shares outstanding on such date.

          "Majority Investors" shall mean, as of any date, the holders of a
           ------------------
     majority of the Investor Shares outstanding on such date.

          "Majority Lenders" shall mean, as of any date, the holders of a
           ----------------
     majority of the Lender Shares outstanding on such date.

          "Majority Managers" shall mean, as of any date, the holders of a
           -----------------
     majority of the Management Shares outstanding on such date.

          "Majority Other Holders" shall mean, as of any date, the holders of a
           ----------------------
     majority of Other Shares outstanding on such date.

          "Majority Participating Investors" shall have the meaning set forth in
           --------------------------------
     Section 8.1.1.

          "Majority Participating Other Investors" shall mean holders of at
           --------------------------------------
     least a majority of the Registrable Other Securities to be included in any given proposed registration statement.

          "Management Shares" shall mean (i) all shares of Common Stock (other
           -----------------
     than shares of Restricted Common Stock or Common Stock issued pursuant to the exercise of any Option) originally issued to, or issued with respect to shares originally issued to, or held by, a Manager, whenever issued and
     (ii) for all purposes of this Agreement, all Options (treating such Options as a number of Shares equal to the number of Equivalent Shares represented by such Options), all shares of Common Stock issued pursuant to the exercise of any Option and all shares of Restricted Common Stock originally granted or issued to, or issued with respect to shares or options originally issued to, or held by, a Manager, whenever issued.

          "Managers" shall have the meaning set forth in the Preamble.
           --------

          "MCM" shall have the meaning set forth in the Recitals.
           ---

          "MCM Managers" shall have the meaning set forth in the Recitals.
           ------------

          "Merger" shall have the meaning set forth in the Recitals.
           ------

          "NatWest Investors" shall have the meaning set forth in the Recitals.
           -----------------

          "Options" shall mean any options or warrants (including without
           -------
     limitation the Lender Warrants) to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

          "Other Investors" shall have the meaning set forth in the Preamble.
           ---------------

          "Other Shares" shall mean (i) all shares of Common Stock (other than
           ------------
     shares of Common Stock issued pursuant to the exercise of any Option) originally issued to, or issued with respect to shares originally issued to, or held by, an Other Investor, whenever issued and (ii) for all purposes of this Agreement, all Options (treating such Options as a number of Shares equal to the number of Equivalent Shares represented by such Options) and all shares of Common Stock issued pursuant to the exercise of any Option originally granted or issued to, or issued with respect to shares or options originally issued to, or held by, an Other Investor, whenever issued.

          "Person" shall mean any individual, partnership, corporation, company,
           ------
     association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.


          "Public Offering" shall mean a public offering and sale of Common
           ---------------
     Stock for cash pursuant to an effective registration statement under the Securities Act.

          "Registrable Investor Securities" shall have the meaning set forth in
           -------------------------------
     Section 8.1.1.

          "Registrable Other Securities" shall have the meaning set forth in
           ----------------------------
     Section 8.2.1.

          "Registrable Securities" shall mean (i) all shares of Class A Stock,
           ----------------------
     (ii) all shares of Class A Stock issuable upon conversion of Shares of Class L Stock, (iii) all shares of Class A Stock issuable upon exercise of any Option or any Warrant, (iv) all shares of Delaware Common Stock issued in the Merger, (v) all shares of Common Stock issued to the NatWest Investors or the MCM Managers in consideration of their interests in MCM, and (vi) all shares of Class A Stock or Delaware Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i), (ii), (iii), (iv) or (v) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case which (a) constitute Shares or (b) are the subject of a separate registration rights agreement. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) subject to the provisions of
     Section 11 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act or such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144), or (d) such securities shall have ceased to be outstanding.

          "Regulation D" shall mean Regulation D under the Securities Act.
           ------------

          "Restricted Common Stock" shall mean Shares issued or sold to Managers
           -----------------------
     (other than the MCM Managers) with respect to which there are restrictions on Transfer independent of this Agreement.

          "Rule 144" shall mean Rule 144 under the Securities Act.
           --------

          "Rule 145 Transaction" shall mean a registration on Form S-4 pursuant
           --------------------
     to Rule 145 of the Securities Act.


          "Securities Act" shall mean the Securities Act of 1933, as in effect
           --------------
     from time to time.

          "Shares" shall mean all Investor Shares, Lender Shares, Other Shares,
           ------
     Management Shares and Employee Shares.

          "Stockholders" shall have the meaning set forth in the Preamble.
           ------------

          "Transfer" shall mean any sale, pledge, assignment, encumbrance or
           --------
     other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

          "Warrant Agreements" shall mean those certain Warrant Agreements, each
           ------------------
     dated as of the date of the Original Agreement, as amended, between the Company and ChaseMellon Shareholder Services, L.L.C., as Warrant Agent.

14.  MISCELLANEOUS.

     14.1. Authority; Effect. Each party hereto represents and warrants to and
           -----------------
agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

     14.2. Transactions with Affiliates. Prior to the consummation of a
           ----------------------------
transaction with an Affiliate of an Investor involving consideration of more than $10 million, the Company will secure a fairness opinion from an Independent Investment Banking Firm as to the fairness of such transaction to the Company from a financial point of view.

     14.3. Notices. Any notices and other communications required or permitted
           -------
in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by Federal Express, DHL or UPS, delivery charges prepaid or (ii) by registered or certified mail, return receipt requested, postage prepaid, in each case, addressed as follows:

           If to the Company or the Investors, to them:

                    c/o Bain Capital, Inc.
                    Two Copley Place, 7th Floor
                    Boston, Massachusetts  02116
                    Attention:  Steve Pagliuca
                            Ed Conard

               with a copy to:

                    Ropes & Gray
                    One International Place
                    Boston, Massachusetts 02110
                    Attention:  Alfred O. Rose

           If to an Other Investor, a Manager, an Employee or a Lender, to it at the address set forth on the records of the Company.

    Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

    Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     14.4. Binding Effect, etc. This Agreement constitutes the entire agreement
           -------------------
of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

     14.5. Descriptive Headings. The descriptive headings of this Agreement are
           --------------------
for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

     14.6. Counterparts. This Agreement may be executed in multiple
           ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

     14.7. Severability. In the event that any provision hereof would, under
           ------------
applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

15.  GOVERNING LAW.

     15.1. Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

                                                          Stockholders Agreement
                                                          _________, 2000

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.



THE INVESTORS:                Bain Capital Fund V, L.P.
                              Bain Capital Fund V-B, L.P.
                              By Bain Capital Partners V, L.P.,
                                 their general partner
                                 By Bain Capital Investors V, Inc.,
                                    its general partner


                                 By______________________________________
                                    Title:  Managing Director



                              BCIP Associates
                              BCIP Trust Associates, L.P.


                              By__________________________________
                                 Title: a general partner

                                                          Stockholders Agreement
                                                          __________, 2000

THE OTHER INVESTORS:     CELERITY DYNAMO, L.L.C.



                         By__________________________
                            its


                         CELERITY LIQUIDS, L.L.C.



                         By__________________________
                            its

                         CELERITY DETAILS, L.L.C.



                         By__________________________
                            its

                                                          Stockholders Agreement
                                                          ____________, 2000

OTHER INVESTORS:
                         CHASE MANHATTAN CAPITAL, L.P.



                         By_____________________________
                            its


                         CHASE SECURITIES INC.



                         By____________________________
                            its


                         DI INVESTORS, L.L.C.



                         By___________________________
                            its

                                                          Stockholders Agreement
                                                          ________, 2000

LENDERS:                 CHASE SECURITIES INC.



                         By_________________________
                         Title:


                         CHASE MANHATTAN CAPITAL, L.P.



                         By_________________________
                         Title:

                                                          Stockholders Agreement
                                                          _________, 2000

MANAGERS:

                         __________________________
                         Charles D. Dimick



                         __________________________
                         Bruce D. McMaster



                         __________________________
                         Joseph P. Gisch

                                                          Stockholders Agreement
                                                          ________, 2000

OTHER INVESTORS:

                         NATWEST VENTURE NOMINEES LIMITED



                         By_______________________________________
                         Title:

                                                          Stockholders Agreement
                                                          ________, 2000

MANAGERS:

                         ______________________________
                         Martin Henry George Malone


                         ______________________________
                         Martin James Glanfield


                         ______________________________
                         John Andrew Calvert


                         ______________________________
                         Philip Jackson


                         ______________________________
                         Chris Lea


                         ______________________________
                         Cheryl Reilly


                         ______________________________
                         Neil McLaren


                         ______________________________
                         Alan Rogers


                         ______________________________
                         Tom Johnston


                         ______________________________
                         Mark Campbell

                                                          Stockholders Agreement
                                                          ________, 2000

                         ______________________________
                         Nick Potter


                         ______________________________
                         Bryonie Glanfield


                         ______________________________
                         Leslie James Glanfield


                         ______________________________
                         Jeanne Catherine Glanfield


                         ______________________________
                         Henry Frederick Banks


                         ______________________________
                         Olive Banks


                         ______________________________
                         Darren Malone


                         ______________________________
                         Ryan Malone


                         ______________________________
                         Katherine Calvert


                         ______________________________
                         Paul Fowler

                                                          Stockholders Agreement
                                                          ________, 2000

                         ______________________________
                         Diarmuid Cullinane


                         ______________________________
                         Vinesh Makwana


                         ______________________________
                         Karen Bolton


                         ______________________________
                         Mark Woore


                         ______________________________
                         Gordon Holden


                         ______________________________
                         Paul Dickson


                         ______________________________
                         Ulf Dige


                         ______________________________
                         Peter Stoneham


                         ______________________________
                         Ronald Bartlett


                         ______________________________
                         Brian Chappel